As filed with the Securities and Exchange Commission on June 27, 2002

                                               Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                             COMPUCOM SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                                            38-2363156
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

        7171 Forest Lane
          Dallas, Texas                                         75230
(Address of principal executive offices)                      (Zip Code)

                             -----------------------


 CompuCom Systems, Inc. Second Amended and Restated Employee Stock Purchase Plan
                            (Full title of the plan)
                             -----------------------

                                 M. Lazane Smith
           Senior Vice President, Finance and Chief Financial Officer
                             CompuCom Systems, Inc.
                                7171 Forest Lane
                               Dallas, Texas 75230
                     (Name and address of agent for service)

                                 (972) 856-3600
          (Telephone number, including area code, of agent for service)
                             -----------------------

                                           CALCULATION OF REGISTRATION FEE

============================ ======================= ======================== ====================== ===============

                                                            Proposed                Proposed
         Title of                    Amount                  maximum                 maximum           Amount of
        securities                   to be                  offering                aggregate         registration
           to be               registered (1) (2)             price                 offering            fee (4)
        registered                                      per share (3)(4)          price (3)(4)
---------------------------- ----------------------- ------------------------ ---------------------- ---------------

Common Stock ($0.01 par         2,000,000 Shares              $2.98               $5,960,000            $549.00
value per share)
============================ ======================= ======================== ====================== ===============

(1) The securities to be registered include an aggregate of 2,000,000 shares reserved for issuance under the CompuCom Systems, Inc. Second Amended and Restated Employee Stock Purchase Plan (the "Plan").

(2) Pursuant to Rule 416, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(3)      Estimated solely for purpose of calculating the registration fee.

(4) Calculated pursuant to Rule 457(c) and 457(h). Accordingly, the price per share of common stock offered hereunder pursuant to the Plan is calculated to be $2.98, which is 85% of the average of the highest and lowest price per share of common stock on the Nasdaq National Market on June 24, 2002.


                                     PART I

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant has previously filed Registration Statements on Form S-8 (Nos. 333-58623 and 333-48846) with respect to 1,000,000 and 1,000,000 shares of
Common Stock, respectively, to be issued under the Plan. The Registrant is filing this Registration Statement to register an additional 2,000,000 shares of Common Stock for issuance under the Plan, so that an aggregate of 4,000,000 shares of Common Stock under the Plan shall be registered under the Securities Act of 1933. The Registrant hereby incorporates by reference in this Registration Statement its previously filed Registration Statements (Nos. 333-58623 and 333-48846) that relate to the Plan.

         The Registrant also hereby incorporates by reference in this registration statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

         (1) The Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 2001.

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

         (3) The description of the Common Stock of the Company set forth in the registration statement on Form 8-B filed with the Commission on June 21, 1989, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe this or her conduct was unlawful.

         Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matters as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

         Section 145(c) of the DGCL further provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Section 145(f) of the DGCL provides that the statutory provisions on indemnification are not exclusive of indemnification provided pursuant to, among other things, the certificate of incorporation, bylaws or indemnification agreements. The Certificate of Incorporation and Bylaws of the Company each contain provisions regarding the indemnification of directors and officers of the Company. Subject to certain limitations expressed therein, Article IX of the Company's Certificate of Incorporation provides for the indemnification of the Company's officers and directors to the fullest extent permitted by the DGCL. In addition, the Bylaws of the Company provide expanded rights to indemnification beyond the indemnification expressly authorized by the DGCL in the following respects:

         1. Indemnification will be available without regard to the tests applicable to the indemnified person's conduct, unless indemnification against the particular liability is expressly prohibited by applicable law;

         2. Indemnification is expressly authorized against penalties and punitive damages, as well as against judgments and amounts paid in settlement of derivative suits; and

         3. Under certain circumstances, expenses incurred by a director in defending a third party or corporate proceeding are required to be paid by the corporation on behalf of such director.

         The Company has a directors' and officers' liability insurance policy that affords directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

Item 7.  Exemption from Registration Claimed.

         None.

Item 8.  Exhibits.

         (a)      Exhibits.

                  The following documents are filed as a part of this registration statement.

             Exhibit        Description of Exhibit

              4.1 CompuCom Systems, Inc. Second Amended and Restated Employee Stock Purchase Plan

              5.1           Opinion of Jenkens & Gilchrist, a Professional
                            Corporation

              23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit
                            5.1 hereto)

              23.2          Consent of KPMG LLP

              24 Power of Attorney (included with signature page of this Registration Statement)
------------

Item 9.  Undertakings.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 27, 2002:

                                         COMPUCOM SYSTEMS, INC.

                                         By:  /s/ M. Lazane Smith
                                            ------------------------------------
                                            M. Lazane Smith
                                            Senior Vice President, Finance,
                                            Chief Financial Officer
                                            (Chief Accounting Officer),
                                            Secretary and Director


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints M. Lazane Smith and J. Edward Coleman, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:

Signature                                            Capacity                           Date



/s/ J. Edward Coleman                       Chairman of the Board, President,           June 27, 2002
------------------------                    Chief Executive Officer, and Director
J. Edward Coleman

/s/ M. Lazane Smith                         Senior Vice President, Finance,             June 27, 2002
-----------------------------               Chief Financial Officer
M. Lazane Smith                             (Chief Accounting Officer),
                                            Secretary and Director

/s/ Anthony L. Craig                        Director                                    June 27, 2002
---------------------------
Anthony L. Craig


/s/ Michael J. Emmi                         Director                                    June 27, 2002
----------------------------
Michael J. Emmi


/s/ Richard F. Ford                         Director                                    June 27, 2002
-------------------------------
Richard F. Ford


/s/ Edwin L. Harper                         Director                                    June 27, 2002
------------------------------
Edwin L. Harper




/s/ Delbert W. Johnson                      Director                                    June 27, 2002
------------------------------
Delbert W. Johnson


/s/ John D. Loewenberg                      Director                                    June 27, 2002
----------------------------
John D. Loewenberg


/s/ Warren V. Musser                        Director                                    June 27, 2002
-------------------------------
Warren V. Musser


/s/ Anthony J. Paoni                        Director                                    June 27, 2002
--------------------------------
Anthony J. Paoni


/s/ Edward N. Patrone                       Director                                    June 27, 2002
--------------------------------
Edward N. Patrone



                                INDEX TO EXHIBITS


             Exhibit        Description of Exhibit

              4.1 CompuCom Systems, Inc. Second Amended and Restated Employee Stock Purchase Plan

              5.1           Opinion of Jenkens & Gilchrist, a Professional
                            Corporation

              23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit
                            5.1 hereto)

              23.2          Consent of KPMG LLP

              24 Power of Attorney (included with signature page of this Registration Statement)
------------